SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 2, 2005 (Date of earliest event reported)	Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)
5900 Princess Garden Parkway,
7th Floor
Lanham, Maryland 20706
(Address of principal executive offices)
(301) 306-1111
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. Termination of a Material Definitive Agreement.
     On October 31, 2000, Radio One, Inc. (the “Company”) extended a loan of $2.0 million to Linda J. Eckard Vilardo, the Company’s Chief Administrative Officer in connection with her employment agreement. The loan was evidenced by a promissory note and stock pledge agreement between the Company and Ms. Vilardo (the “Note”). The loan was used by Ms. Vilardo to purchase 250,000 shares of the Company’s Class D common stock. The terms of the Note permit satisfaction, in whole or in part, of the Note with cash and/or shares of the Company’s common stock (based on the ten day average for the ten trading days preceding the transaction date of the closing prices of the sales of the common stock). On September 2, 2005, Ms. Vilardo elected to fully satisfy the Note by transferring 174,754 shares of Class D common stock to the Company.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.

September 9, 2005	/s/ Scott R. Royster Scott R. Royster Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

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